BARK ANNOUNCES AUTHORIZATION OF SHARE REPURCHASE PROGRAM

NEW YORK – August 17, 2023 – BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced that its Board of Directors has authorized the repurchase of up to $7.5 million of its common shares, the maximum amount set forth under the terms related to the Company’s outstanding convertible notes. This decision reflects the Company’s strong financial position, continued expansion into promising categories like consumables, and positive outlook on its future cash position.

“We remain committed to delivering value to our shareholders and today’s announcement is a testament to our healthy balance sheet and confidence in our ability to execute on our key initiatives,” said Zahir Ibrahim, Chief Financial Officer. “While limited by the terms related to our convertible notes, which cap our share repurchase capacity to $7.5 million each calendar year, we have the opportunity to repurchase over 3% of our market capitalization at current share prices. Given our robust runway, we believe this is a strategic use of capital.”

Under the share repurchase program, the Company may repurchase up to $7.5 million of outstanding common stock. The repurchase program permits the Company to repurchase shares of common stock at any time or from time to time at management’s discretion in open market transactions made in accordance with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions or by other means in accordance with applicable securities laws. The timing, price and volume of stock repurchases will be based on a number of factors, including market conditions, relevant securities laws, and other considerations.The Company has no obligation to repurchase shares and this program may be suspended or discontinued by the Company at any time. Throughout the execution of this program, the Company is committed to retaining the financial flexibility it needs to invest in its core operations.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog’s breed, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at shop.BARK.co for more information.

Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic or other global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.
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